Exhibit 99.6

FORM OF

NOMINEE HOLDER CERTIFICATION

SINTX TECHNOLOGIES, INC.

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights to purchase units of SINTX Technologies, Inc. (the “Company”), said units each comprised of (A) one share of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with each share of Preferred Stock convertible into shares of the Company’s common stock, $0.01 par value (“Common Stock”) at a price equal to 90% of the lowest closing price for a share of Common Stock as quoted on the Nasdaq Capital Market, during the five (5) trading days prior to and including October 12, 2022 (the “Conversion Price”), (B) a number of warrants expiring five years from the date of issuance equal to the quotient obtained by dividing $1,000 by the Conversion Price, (the “Class A Warrants”), and (c) a number of warrants expiring three years from the date of issuance equal to the quotient obtained by dividing $1,000 by the Conversion Price, (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”), pursuant to the subscription rights offering described and provided for in the Company’s prospectus dated September 23, 2022, hereby certifies to the Company and American Stock Transfer & Trust Company, LLC., as subscription agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of subscription rights on the terms and subject to the conditions set forth in the prospectus specified below pursuant to the basic subscription right (as defined in the prospectus) and, on behalf of beneficial owners of subscription rights who have subscribed for the purchase of additional units pursuant to the over-subscription privilege (as defined in the prospectus), the number of units specified below, listing separately below each such exercised basic subscription right and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for units pursuant to the over-subscription privilege, each such beneficial owner’s basic subscription right has been exercised in full:

Number of Shares Owned on the Record Date	Individual Soliciting Broker (if any)	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over-Subscription Privilege
1.
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5.
6.
7.

Name of Nominee Holder

By:

Name:

Title:

Phone Number:

Fax Number:

Dated:

Provide the following information, if applicable:

DTC Participant Number

DTC Participant By:

Name:

Title:

DTC Basic Subscription

Confirmation Number(s)

Dated: